Exhibit 10.6


                            STOCK PURCHASE AGREEMENT

                                  BY AND AMONG



                         PARAMOUNT FINANCIAL CORPORATION


                                       AND


                       LAWRENCE P. KAGAN AND STEVEN LIPPEL






                      -------------------------------------

                           DATED AS OF JANUARY 6, 1998
                      -------------------------------------

                                    EXHIBITS


Exhibit A                    -      Form of Employment Agreements

Exhibit B                    -      Form of Legal Opinion of Counsel to Delta

                                    SCHEDULES

Schedule 2.1                 -      Jurisdictions Qualified to do Business

Schedule 2.3                 -      Company Required Consents

Schedule 2.6                 -      Certain Liabilities; List and Description of
                                    Company Debt

Schedule 2.7                 -      Receivables

Schedule 2.8                 -      [Intentionally Omitted]

Schedule 2.9                 -      Absence of Certain Changes

Schedule 2.10A               -      General Descriptions of Real Property

Schedule 2.10B               -      Real Property Leases

Schedule 2.10D               -      Personal Property

Schedule 2.11                -      Contracts; Modifications to Contracts

Schedule 2.12                -      Intellectual Property Rights

Schedule 2.13                -      Claims and Proceedings

Schedule 2.14                -      Taxes

Schedule 5.2(e)              -      Promissory Notes

                                    SCHEDULES


Schedule 2.15                -      Employee Benefit Plans; ERISA Matters

Schedule 2.16                -      Employee-Related Matters

Schedule 2.17                -      Insurance

Schedule 2.19                -      Permits; Environmental Permits

Schedule 2.20                -      Environmental Matters

Schedule 2.21                -      Major Customers; Major Suppliers

Schedule 2.22                -      Potential Conflicts of Interest

Schedule 2.24                -      Depositories; Powers of Attorney

     STOCK PURCHASE AGREEMENT dated as of January 6, 1998 by and among PARAMOUNT FINANCIAL CORPORATION, a Delaware corporation ("Purchaser"),
                                                          ---------
and LAWRENCE P. KAGAN AND STEVEN LIPPEL (each a "Stockholder" and
                                                 -----------
collectively, the "Stockholders").
                   ------------


                            R E C I T A L S
                            - - - - - - - -


     1. The Stockholders own 100% of the outstanding capital stock of Deltaforce Personnel Services, Inc., a New York corporation ("Delta").
                                                              -----

     2. Delta is in the business of providing temporary staffing and personnel services to law firms (the "Business").
                                      --------

     3. The Stockholders desire to sell and transfer to Purchaser, and Purchaser desires to purchase and acquire from the Stockholders, all of the Stockholders' right, title and interest in and to 100% of their shares of capital stock of Delta, subject to the terms and conditions contained herein (the "Acquisition").
                       -----------

     4. Concurrently with the Closing (as defined herein) of the Acquisition, the Stockholders will each enter into an employment agreement with Delta, the form of which is annexed hereto as Exhibit A
                                                             ---------
(the "Employment Agreement").
      --------------------

     5. In furtherance of the consummation of the Acquisition and the other transactions contemplated hereby (the "Contemplated
                                             ------------
Transactions"), the parties hereto desire to enter into this Agreement
------------
(certain terms used herein have the respective meanings set forth in Article IX).

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the parties agree as follows:

                               ARTICLE I

              PURCHASE AND SALE OF CAPITAL STOCK OF DELTA

     SECTION 1.1 AGREEMENT TO SELL AND PURCHASE CAPITAL STOCK;
                 --------------------------------------------
CONSIDERATION. Subject to the terms and conditions of this Agreement
-------------
and in reliance upon the representations, warranties, covenants and agreements contained herein, at the Closing, the Stockholders shall sell, transfer and deliver to Purchaser, and Purchaser shall purchase and accept from the Stockholders, free and clear of all Liens, the Stockholders' right, title and interest in and to all of the outstanding capital stock of Delta (collectively, the Purchased
                                                      ---------
Shares"), for an aggregate purchase price (the "Purchase Price") equal
------                                          --------------
to $650,000, subject, however, to clauses (B) and (C) and the proviso below. The Purchased Shares constitute 100% of the capital stock of Delta. Payment of the Purchase Price for the Purchased Shares will be payable as follows: (A) an aggregate of $325,000 shall be paid to the Stockholders on the Closing Date by certified or bank cashier's check, or by wire transfer of immediately available federal funds to accounts designated by the Stockholders for that purposes, (B) an aggregate of $162,500 shall be paid to the Stockholders no later than by March 31, 1999 if and only if the "Gross Profit" of the Business for the fiscal year ended December 31, 1998 is at least $600,000 or greater, and (C) an aggregate of $162,500 shall be paid to the Stockholders no later than by March 31, 2000 if and only if the Gross Profit of the Business for the fiscal year ended December 31, 1999 is at least $600,000 or greater; provided, that with respect to the payments provided for in
         --------
clauses (B) and (C), if (i) a Stockholder shall have voluntarily terminated his employment with Delta prior to December 31, 1998, or
(ii) a Stockholder shall be terminated by the Company as a result of a Forfeiture Event, then notwithstanding anything to the contrary set forth herein, Purchaser shall not be required to make any of such payments, except for payments theretofore paid or payments due but unpaid. For purposes hereof, "Gross Profit" means total income from temporary services minus total costs of temporary services plus total
                   -----
fees from permanent placements minus total commissions paid in respect
                               -----
of permanent placements, all as reflected on the audited financial statements of the Business. All payments of the Purchase Price shall be made pro rata to the Stockholders based upon their ownership of the capital stock of Delta, and if any payment of the Purchase Price is to be precluded based upon the proviso above to one of the Stockholders, the other Stockholder shall continue to be entitled to receive his pro rata portion of such payment.

     SECTION 1.2 ADJUSTMENTS. (a) The Purchase Price shall be (A)
                 -----------
increased dollar for dollar by the amount, if any, by which Delta's net worth (the "Closing Net Worth") as reflected on the Closing Date
                -----------------
Balance Sheet (as defined below) exceeds $78,000, or (B) decreased dollar for dollar by the amount by which the Closing Net Worth is less than $78,000.

          (b) Purchaser will prepare a balance sheet of Delta as of the close of business on the day immediately preceding the Closing Date (the "Closing Date Balance Sheet"). The Closing Date Balance
           --------------------------
Sheet will be prepared in accordance with GAAP and, among other things, shall set forth Delta's Closing Net Worth and the adjusted Purchase Price, if any, together with a calculation of any amounts due to Purchaser or the Stockholders, as the case may be. The costs and expenses incurred in connection with preparation of the Closing Date Balance Sheet shall be borne by Purchaser. Purchaser shall use its reasonable efforts to complete the Closing Date Balance Sheet and to deliver the Closing Date Balance Sheet to the Stockholders within ninety (90) days after the Closing Date.

          (c) Within thirty (30) days after receipt of the proposed Closing Date Balance Sheet, the Stockholders shall deliver a written notice to Purchaser stating whether they have any objections to the proposed Closing Date Balance Sheet, describing in detail any objections thereto. The Stockholders hereby agree to work diligently with Purchaser to resolve any such objections. Failure to give such timely objection notice (or written notification from the Stockholders that they have no such objection to the proposed Closing Date Balance Sheet) shall constitute acceptance and approval of such proposed Closing Date Balance Sheet and the proposed adjustments to the Purchase Price set forth therein, if any, and shall be final and binding upon the parties hereto.

           (d) The parties hereto shall promptly consult with each other and their respective Representatives with respect to any objections by the Stockholders pursuant to their objection notice and shall use reasonable efforts to resolve all such objections within thirty (30) days after delivery by the Stockholders of such objection notice. If any objections remain unresolved after the end of such 30-day period, the parties hereto shall promptly retain (or one of them if the other fails to jointly retain after a written notice) Ernst & Young (or another unrelated "Big Six" accounting firm if Ernst & Young is then providing accounting or consulting services to Purchaser or its affiliates) (the "Resolving Accounting Firm") to
                                   -------------------------
resolve any remaining disputes concerning the proposed Closing Date Balance Sheet. The parties hereto, and their respective Representatives, shall cooperate fully with the Resolving Accounting Firm. The parties hereto shall give, and shall cause their respective Representatives to give, the Resolving Accounting Firm and its Representatives such reasonable assistance and access to the Assets and books and records of Delta, and any applicable work papers, schedules and other documents as the Resolving Accounting Firm shall reasonably request. The Resolving Accounting Firm shall be directed to resolve all disputes within thirty (30) days after being retained by the parties hereto, and a resolution of the Resolving Accounting Firm shall be final and binding on the parties hereto. Fees and expenses of the Resolving Accounting Firm shall be borne equally by Purchaser and the Stockholders, and shall be payable upon completion of the Resolving Accounting Firm's work. For purposes of this Section 1.2, the Closing Date Balance Sheet shall be deemed to be the statement finally determined after all disputes have been resolved as provided herein.

          (e) To the extent that the final Closing Date Balance Sheet requires an increase in the Purchase Price in accordance with the provisions of Section 1.2(a), then, within three (3) days after resolution of all disputes relating to the Closing Date Balance Sheet, Purchaser shall pay an amount equal to the upward adjustment to the Purchase Price by certified or bank cashier's check or wire transfer of immediately available federal funds to such account as the Stockholders may designate. To the extent that the final Closing Date Balance Sheet requires a decrease in the Purchase Price in accordance with the provisions of Section 1.2(a), then, within three (3) days after resolution of all disputes relating to the Closing Date Balance Sheet, the Stockholders shall pay an amount equal to the downward adjustment to the Purchase Price by certified or bank cashier's check or wire transfer of immediately available federal funds to such account as Purchaser may designate.

          (f) Any amounts which shall be paid either to the Stockholders or to Purchaser pursuant to Section 1.2(e) shall be paid together with interest thereon, calculated from the Closing Date through the date of payment, at the Prime Rate.

     SECTION 1.3 CLOSING. The closing (the "Closing") of the
                 -------                    -------
Contemplated Transactions shall take place at the offices of Reid & Priest LLP, New York, New York, 40 West 57th Street, New York, New
York 10019, within three (3) days after all conditions precedent to Closing hereunder provided for shall have been satisfied or waived, or at such other date, time or place as the parties hereto shall mutually agree. The date of the Closing is hereinafter called the "Closing
                                                          -------
Date." The parties hereto hereby agree to deliver at the Closing such
----
documents, certificates of officers and such other instruments as are specified in Article V hereof and as reasonably may be required to effect the transfer by the Stockholders of the Purchased Shares pursuant to and as contemplated by this Agreement and to consummate the Contemplated Transactions. All events which shall occur at the Closing shall be deemed to occur simultaneously.


                              ARTICLE II

          REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

     The Stockholders, jointly and severally, represent and warrant to Purchaser, as of the date of this Agreement and as of the Closing Date (as if each such representation and warranty was remade on the Closing
Date), as follows:

     SECTION 2.1 CORPORATE EXISTENCE AND POWER; STATUS OF THE
                 --------------------------------------------
PURCHASED SHARES. (a) Delta is a corporation duly organized and
----------------
validly existing under the laws of the State of New York, has all requisite corporate authority and power to own, lease and operate its properties and to conduct the Business as currently conducted, and is qualified to do business in every jurisdiction in which its ownership of property or conduct of the Business requires it to qualify, all of which jurisdictions are listed on Schedule 2.1. The Stockholders,
                                  ------------
collectively, own and hold good and marketable title to the Purchased Shares, free and clear of any Lien of any kind, which Purchased Shares represent 100% of the outstanding capital stock of Delta, and there are no outstanding options, warrants, commitments, agreements or any other rights of any character entitling any person other than Purchaser to acquire any of the capital stock or other interest of Delta.

          (b) Delta does not directly or indirectly own any interest or investment in any person.

     SECTION 2.2 AUTHORITY RELATIVE TO THIS AGREEMENT. Each
                 ------------------------------------
Stockholder has full power and authority to execute and deliver this Agreement and each other Transaction Document to which he is a party and to consummate the Contemplated Transactions. Except as set forth on Schedule 2.3, no other proceedings on the part of the Stockholders
   ------------
(or any other person) are necessary to authorize the execution and delivery by the Stockholders of this Agreement or the other Transaction Documents to which he is a party or the consummation of the Contemplated Transactions. This Agreement has been duly and validly executed and delivered by each of the Stockholders and constitutes, and the other Transaction Documents to which each Stockholder is a party when executed and delivered by the Stockholders will constitute (in each case, assuming the valid execution and delivery thereof by the other parties thereto), the legal, valid and binding agreements of the Stockholders, enforceable against each of the Stockholders in accordance with their respective terms, except as such obligations and their enforceability may be limited by applicable bankruptcy and other similar Laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought (whether at law or in equity).

     SECTION 2.3 NO CONFLICTS; CONSENTS. Except as set forth on
                 ----------------------
Schedule 2.3 (the "Company Required Consents"), neither the execution,
------------       -------------------------
delivery and performance by either of the Stockholders of this Agreement and each other Transaction Document to which he is a party, nor the consummation of the Contemplated Transactions (i) violates any provision of the Certificate of Incorporation or By-laws (or comparable instruments) of Delta; (ii) requires the Stockholders or Delta to obtain any consent, approval, Permit or action of or waiver from, or make any filing with, or give any notice to, any Governmental Body or any other person; (iii) violates, conflicts with or results in a breach or default under (after the giving of notice or the passage of time or both), or permits the termination of, any Contract, right, other obligation or restriction relating to or which affects the Purchased Shares, the Stockholders or Delta to which the Stockholders or Delta is a party or by which any of them or their Assets may be bound or subject, or results in the creation of any Lien upon the Purchased Shares or upon any of the Assets of Delta pursuant to the terms of any such Contract; (iv) violates any Law or Order of any Governmental Body against, or binding upon, the Stockholders, Delta or the Purchased Shares or upon their respective Assets or the Business; or (v) violates or results in the revocation or suspension of any Permit.

     SECTION 2.4 CHARTER DOCUMENTS AND CORPORATE RECORDS. (a) The
                 ---------------------------------------
Stockholders have heretofore delivered to Purchaser true and complete copies of the Certificate of Incorporation and By-laws of Delta, as in effect on the date hereof. The stock and transfer books (or comparable documents) of Delta have been made available to Purchaser for its inspection and are true and correct. The Stockholders have heretofore delivered to Purchaser true and correct copies of the minutes of meetings (or written consents in lieu of meetings) of the Board of Directors (and all committees thereof) and shareholder(s) of Delta.

          (b) All financial, business and accounting books, ledgers, accounts and official and other records relating to Delta and the Business have been properly and accurately kept and completed in all material respects, and there are no material inaccuracies or discrepancies contained or reflected therein.

     SECTION 2.5 FINANCIAL INFORMATION. The Stockholders have
                 ---------------------
previously furnished to Purchaser true and complete copies of (i) Delta's unaudited consolidated financial statements at and for the years ended December 31, 1996, 1995 and 1994 (the "Annual
                                                   ------
Statements"), (ii) Delta's unaudited consolidated financial statements
----------
at and for the nine months ended September 30, 1997 and September 30, 1996 (collectively, the "Interim Statements") (the balance sheet at
                         ------------------
September 30, 1997 (the "Latest Balance Sheet Date") included in the
                         -------------------------
Interim Statements is referred to as the "Latest Balance Sheet"), and
                                          --------------------
(iii) all management letters and attorney response letters issued in connection with Delta's financial statements for each of the three years ended December 31, 1996. The Annual Statements have been prepared in accordance with GAAP consistently applied as set forth in the notes thereto and present fairly the financial position of Delta as of their date, and its earnings and changes in cash flow for the periods then ended. Each balance sheet contained in the Annual Statements fully sets forth all consolidated Assets and Liabilities of Delta existing as of its date which, under GAAP, should be set forth therein, and each statement of earnings contained therein sets forth the items of income and expense of Delta which should appear therein under GAAP. The Interim Statements have been prepared in a manner consistent with Delta's past practices and present fairly the financial position of Delta as of its dates and results of operations for the respective periods then ended, subject to normal recurring year-end adjustments and accruals.

     SECTION 2.6 LIABILITIES. Except as and to the extent reflected in
                 -----------
the Latest Balance Sheet, Delta did not have, as of the Latest Balance Sheet Date, any Liabilities or obligations (other than obligations of continued performance under Contracts and other commitments and arrangements entered into in the ordinary course of business); and except as described on Schedule 2.6 hereto, Delta has not incurred any
                       ------------
Liabilities since the Latest Balance Sheet Date, except (i) current Liabilities for trade or business obligations incurred in connection with the purchase of goods or services in the ordinary course of the Business and consistent with past practice, and (ii) Liabilities in respect of borrowings under the Company Debt. Schedule 2.6 contains a
                                              ------------
true and correct list of all Company Debt.

     SECTION 2.7 COMPANY RECEIVABLES. Except to the extent of the
                 -------------------
amount of the reserve for doubtful accounts reflected in the Latest Balance Sheet or as set forth on Schedule 2.7, all the Receivables of
                                 ------------
Delta reflected therein and all Receivables that have arisen since the Latest Balance Sheet Date (except Receivables as have been collected since such date) are valid and enforceable claims and constitute bona fide Receivables resulting from the sale of goods and services in the ordinary course of the Business. To the Stockholders' knowledge, the Receivables are subject to no valid defense, offsets, returns, allowances or credits of any kind, and are fully collectible within 90 days from the date they are invoiced, except to the extent of the amount of the reserve for doubtful accounts reflected in the Latest Balance Sheet. Except for Receivables, Delta has not made any loan or advance to any person.

    SECTION 2.8 [INTENTIONALLY OMITTED]

    SECTION 2.9 ABSENCE OF CERTAIN CHANGES. Since the Latest Balance
                --------------------------
Sheet Date, except as set forth in this Agreement or disclosed on
Schedule 2.9, Delta has conducted the Business in the ordinary course
------------
consistent with past practices and there has not been:

          (a) Any material adverse change in the Business, or the Assets, financial condition, prospects or the results of operations of Delta (collectively, the "Condition of the Business") or any event,
                          -------------------------
occurrence or circumstance that could reasonably be expected to cause such a material adverse change;

          (b) Any transaction or Contract with respect to the purchase, acquisition, lease, disposition or transfer of any Assets or to any capital expenditure (in each case, other than in the ordinary course of the Business in accordance with past practice) or creation of any Lien on any Asset;

          (c) Any declaration, setting aside or payment of any dividend or other distribution with respect to any interest in Delta;

          (d) Any damage, destruction or other casualty loss (whether or not covered by insurance), condemnation or other taking affecting the Assets of Delta;

          (e) Any change in any method of accounting or accounting practice by Delta;

          (f) Any increase in the compensation payable or to become payable to any officer, stockholder or director of Delta, or any alteration in the benefits payable to any thereof;

          (g) Any material adverse change in the relationships of Delta with its customers, suppliers or vendors;

          (h) Except for any changes made in the ordinary course of Business, any change in any of Delta's business policies, including advertising, marketing, pricing, purchasing, personnel, returns or budget policies;

          (i) Except in the ordinary course of the Business, consistent with past practice, any payment, directly or indirectly, of any Liability of $10,000 or more before it became due in accordance with its terms; or

          (j) Any material modification, termination, amendment or other alteration or change in the terms or provisions of any Contract.

     SECTION 2.10 PROPERTIES; TITLE. (a) Delta does not own, directly
                  -----------------
or indirectly, any real property.

          (b) The only real property leased by Delta is set forth on
Schedule 2.10B. The office lease contained on Schedule 2.10B is a true
--------------                                --------------
and correct copy thereof. Delta is not in default (or alleged default) under any such office lease, nor, to the knowledge of the Stockholders, is the landlord in default thereunder, nor does any condition exist that with notice or the lapse of time or both would constitute a default (or give rise to a termination right) thereunder. To the Stockholders' knowledge, such landlord does not intend to terminate or alter the provisions thereof by reason of the Contemplated Transactions or otherwise.

          (c) Delta has good, valid, marketable, legal and beneficial title to (or valid leasehold interest in) all of its Assets and is the lawful owner of its Assets, free and clear of all Liens. The furniture, equipment and other tangible personal property constituting part of Delta's Assets (whether owned or leased) are in workable condition and repair (subject to normal wear and tear). There are no outstanding options, warrants, commitments, agreements or any other rights of any character entitling any person other than Purchaser to acquire any interest in all, or any part of, the Assets. Schedule
                                                         --------
2.10D contains a list and description of all (i) equipment, and (ii)
-----
other tangible personal property of Delta with a book value (before depreciation) of $2,500 or more.

     SECTION 2.11 CONTRACTS. Schedule 2.11 sets forth an accurate and
                  ---------  -------------
complete list of all material written Contracts and an accurate and complete description of all material oral Contracts relating to the Purchased Shares, the Business and/or Delta. The Stockholders have heretofore delivered to Purchaser true, correct and complete copies of all such written Contracts and summaries of the material provisions of all such oral Contracts. All such Contracts are valid, in full force and effect and binding upon Delta and, to the knowledge of the Stockholders, the other parties thereto in accordance with their terms. Delta is not in default (or alleged default) under any such Contract, nor, to the knowledge of the Stockholders, is any other party thereto in default thereunder, nor does any condition exist that with notice or the lapse of time or both would constitute a default (or give rise to a termination right) thereunder. To the Stockholders' knowledge, none of the other parties to any such Contract intends to terminate or alter the provisions thereof by reason of the Contemplated Transactions or otherwise. Since the Latest Balance Sheet Date, except as set forth on Schedule 2.11, neither the Stockholders
                             -------------
nor Delta has waived any material right under any such Contract, materially amended or extended any such Contract or failed to renew (or received notice of termination or failure to renew with respect
to) any such Contract. Except as set forth on Schedule 2.3, no consent
                                              ------------
of any party to the Contracts is required for the execution, delivery or performance of this Agreement or the consummation of the Contemplated Transactions. Neither the Stockholders nor Delta has received written or oral notice of cancellation or termination of any oral Contract.

     SECTION 2.12 INTANGIBLE PROPERTY. Schedule 2.12 sets forth a
                  -------------------  -------------
true, correct and complete list of all trademarks, registered copyrights, service marks or trade names (and all applications for any of the foregoing), permits, grants and licenses and all other intangible assets, properties and rights running to or from, or used by, Delta in the conduct of the Business, and there are no other trademarks, copyrights, service marks, trade names or other intangible assets, properties or rights that are material to the Business (the "Intellectual Property Rights"). Except as disclosed on Schedule 2.12:
 ----------------------------                           -------------

          (a) [intentionally omitted];

          (b) the Intellectual Property Rights do not infringe on or conflict with the rights or intellectual property of third parties, and neither the Stockholders nor Delta has received any notice contesting its right to use any such Intellectual Property Rights;

          (c) the Intellectual Property Rights have not been and are not the subject of any pending or threatened litigation or Claim of infringement;

          (d) no license or royalty agreement to which Delta is a party is in breach or default by any party thereto or the subject of any notice of termination given or threatened;

          (e) Delta has not granted any license or agreed to pay or receive any royalty in respect of any Intellectual Property Rights; and

          (f) the Contemplated Transactions will not adversely affect the right, title and interest of Delta in and to the Intellectual
Property Rights.

          SECTION 2.13 CLAIMS AND PROCEEDINGS. Except as set forth on
                       ----------------------
Schedule 2.13, there are no outstanding Orders of any Governmental
-------------
Body against or involving Delta, the Business or the Purchased Shares. Except as set forth on Schedule 2.13, there are no actions, suits,
                       -------------
claims or counterclaims or legal, administrative or arbitral proceedings or investigations (collectively, "Claims") (whether or not
                                              ------
the defense thereof or Liabilities in respect thereof are covered by insurance), pending or, to the Stockholders' knowledge, threatened on the date hereof, against or involving Delta, the Purchased Shares, the Assets or the Business. Schedule 2.13 also indicates those Claims the
                        -------------
defense thereof or Liabilities in respect thereof are covered by insurance. Except as set forth on Schedule 2.13, on the date hereof
                                  -------------
there are no Claims pending or, to the Stockholders' knowledge, threatened, other than Claims that, individually or in the aggregate, could not reasonably be expected to have an adverse effect on the Condition of the Business. Except as set forth on Schedule 2.13, on
                                                  -------------
the date hereof, there is no fact, event or circumstances that would give rise to any Claim. There exists on the date hereof, and there will exist as of the Closing, no such fact, event or circumstance known to the Stockholders that would give rise to any Claim that, if pending or threatened on the date hereof or on the Closing Date, could reasonably be expected to have an adverse effect on the Condition of the Business. All notices required to have been given to any insurance company listed as insuring against any Claim set forth on Schedule
                                                          --------
2.13 have been timely and duly given and, except as set forth on
----
Schedule 2.13, no insurance company has asserted that such Claim is
-------------
not covered by the applicable policy relating to such Claim. There are no Claims pending or, to the knowledge of the Stockholders, threatened that would give rise to any right of indemnification on the part of any director or officer of Delta or the heirs, executors or administrators of such director or officer.

     SECTION 2.14 TAXES. (a) Except as set forth in Schedule 2.14:
                  -----                             -------------

               (i) Delta has timely filed or, if not yet due will timely file, all Tax Returns required to be filed by it for all taxable periods ending on or before the Closing Date and all such Tax Returns are, or will be when filed, true, correct and complete;

               (ii) Delta has paid or, if payment is not yet due, will pay, to the appropriate Tax Authority or has established, in accordance with GAAP and consistent with past practice, accruals that are reflected on the Latest Balance Sheet for the payment of, all Taxes of Delta for all taxable periods ending on or before the Closing Date;

               (iii) no extension of time has been requested or granted for Delta to file any Tax Return that has not yet been filed or to pay any Tax that has not yet been paid;

               (iv) Delta has not received notice of a determination by a Tax Authority that Taxes are owed by Delta (such determination to be referred to as a "Tax Deficiency") and, to the knowledge of the
                     --------------
Stockholders, no Tax Deficiency is proposed or threatened;

               (v) all Tax Deficiencies have been paid or finally settled and all amounts determined by settlement to be owed have been paid;

               (vi) there are no Tax Liens on or pending against Delta or any of its properties;

               (vii) there are no presently outstanding waivers or extensions or requests for waiver or extension of the time within which a Tax Deficiency may be asserted or assessed;

               (viii) no issue has been raised in any examination, investigation, audit, suit, action, claim or proceeding relating to Taxes (a "Tax Audit") which, by application of similar principles to
          ---------
any past, present or future period, would result in a Tax Deficiency for such period;

               (ix) there are no pending or, to the knowledge of the Stockholders, threatened Tax Audits of Delta;

               (x) [intentionally omitted];

               (xi) there are no requests for rulings in respect of any Tax pending between Delta and any Tax Authority; and

               (xii) Delta has complied with all applicable laws, rules and regulations relating to the withholding and payment of Taxes and has timely withheld and paid to the proper governmental authorities all amounts required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor or stockholder.

          (b) Purchaser, at its expense, shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for Delta for all periods ending on or prior to the Closing Date which are filed after the Closing Date.

          (c) Schedule 2.14 contains (i) a schedule of the filing
              -------------
dates of all Tax Returns required to be filed by Delta, (ii) a description of all past Tax Audits involving Delta, (iii) a list of all elections made by Delta relating to Taxes, and (iv) a list of the states, territories and jurisdictions (whether foreign or domestic) to which any Tax is properly payable by Delta. Except as set forth in
Schedule 2.14, Delta has retained all supporting and backup papers,
-------------
receipts, spreadsheets and other information necessary for (i) the preparation of all Tax Returns that have not yet been filed, and (ii) the defense of all Tax Audits involving taxable periods either ending on or during the six (6) years prior to the Closing Date or from which there are unutilized net operating loss, capital loss or investment tax credit carryovers.

          (d) Delta has collected and remitted to the appropriate Tax Authority all sales and use or similar Taxes required to have been collected on or prior to the Closing Date, including any interest and any penalty, addition to tax or additional amount unpaid, and have been furnished properly completed exemption certificates for all exempt transactions. Delta has collected and/or remitted to the appropriate Tax Authority all withholding, payroll, employment, property, customs duty, fee, assessment or charge of any kind whatsoever (including but not limited to Taxes assessed to real property and water and sewer rents relating thereto), including any interest and any penalty, addition to tax or additional amount unpaid.

     SECTION 2.15 EMPLOYEE BENEFIT PLANS. (a) Set forth on Schedule
                  ----------------------                   --------
2.15 is a list of each employee benefit plan (within the meaning of
----
Section 3(3) of ERISA), written or oral employment or consulting agreement, severance pay plan or agreement, employee relations policy (or practice, agreement or arrangement), agreements with respect to leased or temporary employees, vacation plan or arrangement, sick pay plan, stock purchase plan, stock option plan, fringe benefit plan, incentive plan, bonus plan, cafeteria or flexible spending account plan and any deferred compensation agreement (or plan, program, or arrangement) covering any present or former employee of Delta and which is, or at any time was, sponsored or maintained by (or to which contributions are, were, or at any time were required to have been, made by) either (i) Delta, or (ii) any other organization which is a member of a controlled group of organizations (within the meaning of Code Sections 414(b), (c), (m) or (o) of which Delta is a member.

          (b) (i) Delta is not subject to any legal, contractual, equitable or other obligation to (1) establish as of any date any employee benefit plan of any nature, including, without limitation, any pension, profit sharing, welfare, post-retirement welfare, stock option, stock or cash award, non-qualified deferred compensation or executive compensation plan, policy or practice, or (2) continue any employee benefit plan of any nature, including, without limitation, any pension, profit sharing, welfare or post-retirement welfare plan, or any stock option, stock or cash award, non-qualified deferred compensation or executive compensation plan, policy or practice (or to continue their participation in any such benefit plan, policy or practice) on or after the date hereof;

               (ii) Delta may, in any manner, and without the consent of any employee, beneficiary or other person, terminate, modify or amend any employee benefit plan or any other plan, program or practice (or its participation in such employee benefit plan or any other plan, program or practice) effective as of any date on or after the date hereof; and

               (iii) no representations or communications (directly or indirectly, orally, in writing or otherwise) with respect to participation, eligibility for benefits, vesting, benefit accrual coverage or other material terms of any employee benefit plan have been made prior to the Closing Date to any employee, beneficiary or other person other than those which are in accordance with the terms and provisions of each such plan as in effect immediately prior to the Closing Date.

     SECTION 2.16 EMPLOYEE-RELATED MATTERS. (a) Schedule 2.16 contains
                  ------------------------      -------------
a true and correct list of all directors, officers, full-time employees, consultants and independent sales representatives of Delta, including any agreement relating thereto, and a description of the rate and nature of all compensation payable by Delta to each such person. Schedule 2.16 also contains a description of all existing
        -------------
severance, accrued vacation obligations or retiree benefits of any current or former director, officer, employee or consultant (to the extent not included on Schedule 2.15). Except as set forth on such
                       -------------
Schedule 2.16, the employment or consulting arrangement of all such
-------------
persons is terminable at will.

          (b) Except as set forth on Schedule 2.16, (i) Delta is not a
                                     -------------
party to any Contract with any labor organization or other representative of its employees; (ii) there is no unfair labor practice charge or complaint pending or, to the knowledge of Stockholders, threatened against Delta; (iii) Delta has not experienced any labor strike, slowdown, work stoppage or similar labor controversy within the past three years; (iv) no representation question has been raised respecting any of Delta's employees working within the past three years, nor, to the knowledge of Stockholders, are there any campaigns being conducted to solicit authorization from Delta's employees to be represented by any labor organization; (v) no Claim before any Governmental Body brought by or on behalf of any employee, prospective employee, former employee, retiree, labor organization or other representative of Delta's employees, is pending or, to the knowledge of Stockholders, threatened against Delta; (vi) Delta is not a party to, or otherwise bound by, any Order relating to its employees or employment practices; and (vii) except with respect to ongoing disputes of a routine nature involving immaterial amounts, Delta has paid in full to all of their employees all wages, salaries, commissions, bonuses, benefits and other compensation due and payable to such employees.

     SECTION 2.17 INSURANCE. Schedule 2.17 sets forth a list of all
                  ---------  -------------
insurance policies, fidelity and surety bonds and fiduciary liability policies (the "Insurance Policies") covering Delta's Assets, the
               ------------------
Business, operations, employees, officers and directors of Delta (including Insurance Policies in effect since Delta's inception) and true and complete copies of all such Insurance Policies have been delivered to Purchaser. Schedule 2.17 also sets forth (a) with respect
                        -------------
to each Insurance Policy, the applicable deductible amounts and any limitations to coverage, (b) any letter of credit relating to any such Insurance Policy and all inspections and reports delivered to Delta by any insurer with respect to such Insurance Policies, copies of which have been delivered to Purchaser, and (c) a true and complete list of Claims made in respect of Insurance Policies. There is no Claim by Delta pending under any of such Insurance Policies as to which coverage has been questioned, denied or disputed by the underwriters of such Insurance Policies or requirement by any insurer to perform work which has not been satisfied. All premiums due under all Insurance Policies have been paid and Delta is otherwise in compliance with the terms and conditions of all such Insurance Policies. All Insurance Policies are in full force and effect. The Stockholders do not know of any threatened termination of, premium increase with respect to, or uncompleted requirements under, any Insurance Policy. No premiums are or will be payable by Purchaser under Insurance Policies after the Closing in respect of insurance provided for periods prior to the Closing Date.

     SECTION 2.18 COMPLIANCE WITH LAWS. Delta is not in violation in
                  --------------------
any material respect of any order, judgment, injunction, award, citation, decree, consent decree or writ (collectively, "Orders"), or
                                                         ------
any law, statute, code, ordinance, rule, regulation or other requirement (collectively, "Laws"), of any government or political
                            ----
subdivision thereof, whether federal, state, local or foreign, or any agency or instrumentality of any such government or political subdivision, or any court or arbitrator (collectively, "Governmental
                                                        ------------
Bodies") affecting its Assets or the Business.
------

     SECTION 2.19 PERMITS. Delta has obtained all licenses, permits,
                  -------
certificates, certificates of occupancy, orders, authorizations and approvals of (collectively, "Permits") and all Environmental Permits,
                             -------
and have made all required registrations and filings with, any Governmental Body that are required for the conduct of the Business. All Permits and Environmental Permits that are required for the conduct of the Business are listed on Schedule 2.19 and are in full
                                      -------------
force and effect; no violations are or have been recorded in respect of any Permit; and no proceeding is pending or, to the Stockholders' knowledge, threatened to revoke or limit any Permit. No Permit will terminate by reason of the Contemplated Transactions.

     SECTION 2.20 ENVIRONMENTAL MATTERS. (a) Except as set forth in
                  ---------------------
Schedule 2.20, there has been no manufacture, refining, storage,
-------------
transport, disposal or treatment of Hazardous Substances by Delta (or any predecessor in interest), or any Release at, on or under any Real Property by Delta, or by any other person, in violation of any Environmental Law or which would require remedial action under any Environmental Law; none of the soil, ground water or surface water of such Real Property is or has been contaminated by any Release. Except as set forth on Schedule 2.20, Delta's operations have been and are in
                -------------
compliance with all applicable Environmental Laws and Environmental
Permits.

          (b) Neither the Stockholders nor Delta has received any written, or any other type of (i) notice of any violation or liability with respect to any Environmental Law, or (ii) notice of any actual, pending or threatened Claim or Regulatory Action involving such party or any present or former owner, lessee or operator of the Real Property.

          (c) Except as set forth in Schedule 2.20 (i) there are no
                                     -------------
incinerators, septic tanks, underground tanks or cesspools located or which have been located, on, at or under the Real Property, (ii) all sewage from the Real Property is discharged into a public sanitary sewer system, and (iii) there has been no Release by Delta or by any other person into the atmosphere, any adjoining or adjacent body of water or adjoining or adjacent property.

          (d) The Stockholders have provided Purchaser with true and complete copies of all documents, records and information in the Stockholders' or Delta's possession or control or available to them concerning environmental matters relevant to the Business and the Real Property or any facilities or operations thereon, whether generated by the Stockholders, Delta or others, including, without limitation, environmental audits, environmental risk assessments or site assessments of the Real Property and/or any adjacent property or other property in the vicinity of each site owned or operated by Delta or others, documentation regarding off-site disposal of Hazardous Substances, spill control plans and environmental agency reports and correspondence.

     SECTION 2.21 CUSTOMERS AND SUPPLIERS. Schedule 2.21 lists, by
                  -----------------------  -------------
dollar volume paid for the eleven months ended November 30, 1997 and the six months ended June 30, 1997, the fifteen largest customers of Delta (collectively, the "Major Customers"). Except as set forth in
                          ---------------
Schedule 2.21, the relationships of Delta with such customers are
-------------
reasonable commercial working relationships and (i) all amounts owing from such customers, if not in dispute, have been paid in accordance with their respective terms, (ii) none of such customers within the last twelve months has threatened in writing to cancel, or otherwise terminate, the relationship of such person with Delta, and (iii) none of such customers during the last twelve months has decreased materially, or threatened to decrease or limit materially, its relationship with Delta or, to the Stockholders' knowledge, intends to decrease or limit materially its purchases from Delta.

     SECTION 2.22 POTENTIAL CONFLICTS OF INTEREST. Except as set forth
                  ------------------------------
in Schedule 2.22, no officer, director or Affiliate of Delta, no
   -------------
spouse of any such officer, director or Affiliate, nor, to the knowledge of the Stockholders, no entity controlled by one or more of the foregoing:

          (a) owns, directly or indirectly, any interest in (excepting less than 1% stock holdings for investment purposes in securities of publicly held and traded companies), or is an officer, director, employee or consultant of, any person that carries on business in competition with Delta;

          (b) owns, directly or indirectly, in whole or in part, any material Asset that Delta uses in the conduct of its business; or

          (c) has any material Claim whatsoever against, or owes any amount to, Delta, except for claims in the ordinary course of business such as for accrued vacation pay and accrued benefits under employee benefit plans.

     SECTION 2.23 FINDERS' FEES. There is no investment banker,
                  -------------
broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Stockholders or Delta who might be entitled to any fee or commission from the Stockholders or Delta upon consummation of the Contemplated Transactions.

     SECTION 2.24 DEPOSITARIES; POWERS OF ATTORNEY, ETC. Schedule 2.24
                  -------------------------------------  -------------
sets forth (i) the name of each bank or similar entity in which Delta has an account, lock box or safe deposit box and the names of all persons authorized to draw thereon or to have access thereto, and (ii) the name of each person holding a general or special power of attorney from Delta and a description of the terms thereof.

     SECTION 2.25 DISCLOSURE. Neither this Agreement, the Schedules
                  ----------
hereto, nor any unaudited financial statements, documents or certificates furnished or to be furnished to Purchaser or any of its Representatives or Affiliates by or on behalf of the Stockholders or Delta pursuant to this Agreement or in connection with the Contemplated Transactions contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading. All representations and warranties made by the Stockholders will be deemed to have been relied on by Purchaser (notwithstanding any investigation by Purchaser).


                              ARTICLE III

              REPRESENTATIONS AND WARRANTIES OF PURCHASER

        Purchaser represents and warrants to the Stockholders, as of the date of this Agreement and as of the Closing Date (as if each such representation and warranty was remade on the Closing Date), as follows:

     SECTION 3.1 CORPORATE EXISTENCE AND POWER. Purchaser is a
                 -----------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite authority and power to own, lease and operate its properties and to conduct its business as currently conducted. Purchaser is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary.

     SECTION 3.2 AUTHORITY RELATIVE TO THIS AGREEMENT. Purchaser has
                 ------------------------------------
full power and authority to execute and deliver this Agreement and each other Transaction Document to which it is a party and to consummate the Contemplated Transactions. The execution, delivery and performance by Purchaser of this Agreement and the other Transaction Documents to which it is a party and the consummation by it of the Contemplated Transactions have been duly and validly authorized and approved by Purchaser's board of directors, and no other corporate proceedings on the part of Purchaser are necessary to authorize the execution and delivery by Purchaser of this Agreement or the other Transaction Documents to which Purchaser is a party or the consummation of the Contemplated Transactions. This Agreement has been duly and validly executed and delivered by Purchaser and constitutes, and the other Transaction Documents to which Purchaser is a party when executed and delivered by Purchaser will constitute (in each case assuming the valid execution and delivery thereof by the other parties thereto), the legal, valid and binding agreement of Purchaser, enforceable against Purchaser in accordance with their respective terms, except as such obligations and their enforceability may be limited by applicable bankruptcy and other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought (whether at law or in equity).

     SECTION 3.3 NO CONFLICTS; CONSENTS. Neither the execution,
                 ----------------------
delivery and performance by Purchaser of this Agreement and each other Transaction Document to which it is a party nor the consummation of the Contemplated Transactions (i) violates any provision of the Certificate of Incorporation or By-laws of Purchaser; (ii) requires Purchaser to obtain any consent, approval or action of or waiver from, or make any filing with, or give any notice to, any Governmental Body or any other person; (iii) violates, conflicts with or results in the breach or default under (after the giving of notice or the passage of time), or permits the termination of, any material Contract to which Purchaser is a party or by which it or its assets may be bound or subject; or (iv) violates any Law or Order of any Governmental Body against, or binding upon, Purchaser or upon its assets or business.

     SECTION 3.4 FINDERS' FEES. There is no investment banker, broker,
                 -------------
finder or other intermediary which has been retained by or is authorized to act on behalf of Purchaser who might be entitled to any fee or commission from Purchaser upon consummation of the Contemplated Transactions.

                              ARTICLE IV

                   COVENANTS AND AGREEMENTS PRIOR TO
                       AND SUBSEQUENT TO CLOSING

     SECTION 4.1 CONDUCT OF BUSINESS OF DELTA. (a) From the date
                 ----------------------------
hereof through the Closing Date, the Stockholders agree to cause
Delta:

               (i) To operate the Business in a reasonable and prudent manner, to conduct its operations according to the ordinary and usual course of the Business consistent with past practice, to preserve intact its present business organization and structure, to keep available the services of its present officers, agents and full-time employees, to use reasonable efforts to preserve and maintain its Assets and the goodwill of the Business and to use reasonable efforts to preserve its relationships with customers, suppliers, independent contractors, employees and other persons having business dealings with it or material to the operation of the Business;

               (ii) To maintain in the ordinary course of the Business, consistent with past practice and in accordance with all Contracts, the Real Property, all its material structures, equipment and other tangible property in their present repair, order and condition, subject to ordinary wear and tear;

               (iii) To maintain the books and records relating to the Business in the usual and ordinary manner and in a manner that fairly and correctly reflects the income, expenses, Assets and Liabilities of Delta consistent with GAAP, and to record and effect sales in the usual and ordinary manner consistent with past practices;

               (iv) Not to incur any Liability (other than Liabilities incurred in the ordinary course of the Business, consistent with past practice, which are not in the aggregate material thereto) or any Company Debt (other than Company Debt incurred in the ordinary course of the Business, consistent with past practices);

               (v) Not to undertake (nor permit to be undertaken) any of the actions specified in Section 2.9;

               (vi) Not to pay, discharge or satisfy any material Claim or Liability, other than the payment, discharge or satisfaction in the ordinary course of the Business of Claims or Liabilities incurred in the ordinary course of Business, consistent with past practice;

               (vii) Not to sell, transfer, convey, assign or otherwise dispose of any of Assets, except in the ordinary course of Business, or create, incur or assume any Lien on any Assets;

               (viii) Not to waive, release or cancel any material claims against third parties or debts owing to Delta or any material rights which have any value or make any Tax election or settle or compromise any federal, state, local or foreign income Tax liability, or waive or extend the statute of limitations in respect of any such Taxes;

               (ix) Not to authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, convertible or exchangeable securities, commitments, subscriptions, rights to purchase or otherwise) any capital stock or other interests in Delta, or amend any of the terms of any such securities; or

               (x) Not to terminate, modify, amend or otherwise alter or change any of the terms or provisions of any material Contract or breach the terms of any material Contract or pay any amount not required by Law or by any material Contract.

          (b) From the date hereof through the Closing Date, the Stockholders agree to use reasonable efforts to cause the affairs of Delta to be conducted in such a manner so that the representations and warranties of the Stockholders contained herein shall continue to be true and correct on and as of the Closing Date as if made on and as of the Closing Date.

          (c) From the date hereof through the Closing Date, the Stockholders shall cause Delta to consult with Purchaser prior to any renewal, amendment, extension or termination of, waiver of any material right under, or any failure to renew, any material Contract and will not take any such action if Purchaser objects thereto in writing.

          (d) From the date hereof through the Closing Date, the Stockholders shall cause Delta to continue to carry all existing insurance applicable to the Business and shall not allow any breach, default, termination or cancellation of such Insurance Policies or agreements to occur or exist.

     SECTION 4.2 CORPORATE EXAMINATIONS AND INVESTIGATIONS. Prior to
                 -----------------------------------------
the Closing Date, the Stockholders agree that Purchaser shall be entitled, through its directors, officers, Affiliates, employees, attorneys, accountants, representatives, lenders, consultants and other agents (collectively, "Representatives"), to make such
                             ---------------
investigation of the Assets, the Business and operations of Delta, and such examination of the books, records and financial condition of Delta, as Purchaser reasonably deems necessary. Any such investigation and examination shall be conducted at reasonable times, under reasonable circumstances and upon reasonable notice, and the Stockholders shall, and shall cause Delta to, cooperate fully therein. In that connection, the Stockholders shall make available and shall cause Delta to make available to the Representatives of Purchaser during such period, without however causing any unreasonable interruption in the operations of the Business, all such information and copies of such documents and records concerning the affairs of Delta as such Representatives may reasonably request, shall permit the Representatives of Purchaser access to the Assets of Delta and all parts thereof and to its employees, customers, suppliers and others, and shall cause Delta's Representatives to cooperate fully in connection with such review and examination. No investigation by Purchaser shall diminish or obviate any of the representations, warranties, covenants or agreements of the Stockholders contained in this Agreement.

     SECTION 4.3 [INTENTIONALLY OMITTED].

     SECTION 4.4 ADDITIONAL FINANCIAL STATEMENTS. Prior to the Closing
                 -------------------------------
Date, as soon as available and in any event within fifteen (15) calendar days after the end of each monthly accounting period of Delta ending after the date of the most recent Interim Statement, the Stockholders shall furnish Purchaser with an unaudited consolidated financial statement of Delta for such month in form and substance comparable to the Interim Statements and with such other financial or other information routinely prepared by Delta.

     SECTION 4.5 CONSENTS, FILINGS AND AUTHORIZATIONS; EFFORTS TO
                 ------------------------------------------------
CONSUMMATE. The Stockholders and Purchaser, as promptly as
----------
practicable, shall make, or cause to be made, all filings and submissions under such Laws as are applicable to them or to their respective Affiliates, as may be required for them to consummate the Contemplated Transactions in accordance with the terms of this Agreement and shall furnish copies thereof to each other party prior to such filing and shall not make any such filing or submission to which the Stockholders or Purchaser, as the case may be, reasonably objects in writing. All such filings shall comply in form and content in all material respects with applicable Law. Subject to the terms and conditions herein, each party hereto, without payment or further consideration, shall use its good faith efforts to take or cause to be taken all action and to do or cause to be done all things necessary, proper or advisable under applicable Laws, Permits and Orders, to consummate and make effective, as soon as reasonably practicable, the Contemplated Transactions, including, but not limited to, the obtaining of all Company Required Consents and Permits or consents of any third party, whether private or governmental, required in connection with such party's performance of such transactions and each party hereto shall cooperate with the other in all of the foregoing.

     SECTION 4.6 [INTENTIONALLY OMITTED].

     SECTION 4.7 NOTICES OF CERTAIN EVENTS. Prior to the Closing Date,
                 -------------------------
the Stockholders and Purchaser shall promptly notify the other of:

          (a) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the Contemplated Transactions;

          (b) any notice or other communication from any Governmental Body in connection with the Contemplated Transactions;

          (c) any event, condition or circumstance occurring from the date hereof through the Closing Date that would constitute a violation or breach of any representation or warranty, whether made as of the date hereof or as of the Closing Date, or that would constitute a violation or breach of any covenant of any party contained in this Agreement; and

          (d) any notice or other communication from a Governmental Body relating to Taxes of Delta.

     SECTION 4.8 PUBLIC ANNOUNCEMENTS. Prior to and after the Closing
                 --------------------
Date, the Stockholders and Purchaser will consult with each other before issuing any press release or otherwise making any public statement with respect to the Contemplated Transactions, and will not issue any such press release or make any such public statement without the prior approval of the Stockholders or Purchaser, as the case may be, except as may be required by applicable Law in which event the other party shall have the right to review and comment upon (but not approve) any such press release or public statement prior to its issuance.

     SECTION 4.9 CONFIDENTIALITY. (a) Purchaser shall hold in strict
                 ---------------
confidence, and shall use its best efforts to cause all its Representatives to hold in strict confidence, unless compelled to disclose by judicial or administrative process, or by other requirements of Law, all information concerning the Stockholders and Delta which it has obtained from the Stockholders or its Representatives prior to, on or after the date hereof in connection with the Contemplated Transactions, and Purchaser shall not use or disclose to others, or permit the use of or disclosure of, any such information so obtained, and will not release or disclose such information to any other person, except its Representatives who need to know such information in connection with this Agreement (and who shall be advised of the provisions of this Section 4.9). The foregoing provision shall not apply to any such information to the extent (i) known by Purchaser prior to the date such information was provided to Purchaser by the Stockholders in connection with the Contemplated Transactions, (ii) made known to Purchaser from a third party not in breach of any confidentiality requirement, or (iii) made public through no fault of Purchaser or any of its Representatives.

          (b) If this Agreement is terminated as provided herein and the Contemplated Transactions are not consummated and if requested by the Stockholders, Purchaser shall return to the Stockholders all tangible evidence of such information regarding the Stockholders and Delta.

     SECTION 4.10 EXPENSES. Except as otherwise specifically provided
                  --------
in this Agreement, the parties hereto shall bear their respective costs and expenses incurred in connection with the preparation, negotiation, execution and performance of this Agreement and the Contemplated Transactions, including, without limitation, all fees, costs and expenses of their respective Representatives. Notwithstanding the generality of the foregoing sentence, Purchaser agrees to pay, on the Closing Date, the first $15,000 of such expenses incurred by the Stockholders.

     SECTION 4.11 SUPPLEMENTS TO DISCLOSURE SCHEDULES. It is
                  -----------------------------------
understood and agreed that, from time to time prior to the Closing, the Company and the Stockholders may amend or supplement the Schedules attached to this Agreement with respect to any matter that is required to be set forth or described in such a Schedule or that is necessary to complete or correct any information in any representation or warranty of the Company and/or the Stockholders contained in this Agreement; provided, that, the disclosure provided in any such amended, supplemented or revised Schedule shall in no way affect or be deemed to limit Purchaser's ability to terminate this Agreement and the Contemplated Transactions prior to the Closing as provided in
Article VI hereof.

     SECTION 4.12 CLAIMS UNDER INSURANCE POLICIES. After the Closing
                  -------------------------------
Date, the Stockholders shall, and shall cause its Affiliates to, cooperate with Purchaser in respect of Claims made after the Closing Date under occurrence-based Insurance Policies based upon events occurring prior to the Closing Date. The Stockholders agree not to, and shall not permit its Affiliates to, limit, modify or otherwise compromise Purchaser's ability to make claims under any such Insurance Policies.

     SECTION 4.13 FURTHER ASSURANCES. The Stockholders hereby agree,
                  ------------------
without further consideration, to execute and deliver following the Closing such other instruments of transfer and take such other action as Purchaser may reasonably request in order to put Purchaser in possession of, and to vest in Purchaser, good, valid, and unencumbered title to the Purchased Shares in accordance with this Agreement and to consummate the Contemplated Transactions. Purchaser hereby agrees, without further consideration, to take such other action following the Closing and execute and deliver such other documents as the Stockholders may reasonably request in order to consummate the Contemplated Transactions in accordance with this Agreement.


                               ARTICLE V

                         CONDITIONS TO CLOSING

     SECTION 5.1 CONDITIONS TO THE OBLIGATIONS OF THE STOCKHOLDERS AND
                 -----------------------------------------------------
PURCHASER. The obligations of Purchaser and the Stockholders to
---------
consummate the Contemplated Transactions are subject to the satisfaction of the following conditions on or prior to the Closing
Date:

          (a) No Injunction. No provision of any applicable Law and no
              -------------
Order shall prohibit the consummation of the Contemplated
Transactions.

          (b) No Proceeding or Litigation. No Claim instituted by any
              ---------------------------
person shall have been commenced or pending against the Stockholders, Delta, Purchaser or any of their respective Affiliates, officers or directors which Claim seeks to restrain, prevent, change or delay in any material respect the Contemplated Transactions or seeks to challenge any of the material terms or provisions of this Agreement or seeks material damages in connection with any of such transactions.

     SECTION 5.2 CONDITIONS TO THE OBLIGATIONS OF THE STOCKHOLDERS.
                 -------------------------------------------------
All obligations of the Stockholders to consummate the Contemplated Transactions hereunder are subject to the fulfillment (or waiver by the Stockholders) on or prior to the Closing of each of the following further conditions:

          (a) Performance. Purchaser shall have performed and complied
              -----------
with all agreements, obligations and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

          (b) Representations and Warranties. The representations and
              ------------------------------
warranties of Purchaser contained in this Agreement and in any certificate or other writing delivered by Purchaser pursuant hereto shall be true in all material respects at and as of the Closing Date as if made at and as of such time.

          (c) Purchase Price. The Purchase Price shall have been paid
              --------------
by Purchaser in accordance with Section 1.1 on the Closing Date.

          (d) Documentation. There shall have been delivered to the
              -------------
Stockholders the following:

               (i) A certificate, dated the Closing Date, of the Chairman of the Board, the President or any Vice President of Purchaser confirming the matters set forth in Section 5.2(a) and (b) hereof.

               (ii) A certificate, dated the Closing Date, of the Secretary or Assistant Secretary of Purchaser certifying, among other things, that attached or appended to such certificate (A) is a true and correct copy of its Certificate of Incorporation and all amendments if any thereto as of the date thereof; (B) is a true and correct copy of its By-laws as of the date hereof; (C) is a true copy of all corporate actions taken by it, including resolutions of its board of directors authorizing the execution, delivery and performance of this Agreement and each other Transaction Document to be delivered by Purchaser pursuant hereto; and (D) are the names and signatures of its duly elected or appointed officers who are authorized to execute and deliver this Agreement, the Transaction Documents to which Purchaser is a party and any certificate, document or other instrument in connection herewith.

          (e) Indebtedness of Delta. Purchaser shall either pay in
              ---------------------
full or assume all outstanding indebtedness of Delta under (i) loan agreements with The Dime Savings Bank (the "Bank"), and (ii) certain
                                            ----
promissory notes of Delta due to the Stockholders and their affiliates, a correct list of which indicating the payee and the principal amount due is contained in Schedule 5.2(e).
                                     ---------------

     SECTION 5.3 CONDITIONS TO THE OBLIGATIONS OF PURCHASER. All
                 ------------------------------------------
obligations of Purchaser to consummate the Contemplated Transactions hereunder are subject to the fulfillment (or waiver by Purchaser) on or prior to the Closing of each of the following further conditions:

          (a) Performance. The Stockholders shall have performed and
              -----------
complied with all agreements, obligations and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date. Delta shall be in actual compliance with the provisions of Section 4.1.

          (b) Representations and Warranties. The representations and
              ------------------------------
warranties of the Stockholders contained in this Agreement and in any certificate or other writing delivered by the Stockholders pursuant hereto shall be true in all material respects at and as of the Closing Date as if made at and as of such time.

          (c) No Adverse Change. During the period from the Balance
              -----------------
Sheet Date to the Closing Date, there shall not have been (i) any material adverse change in the Condition of the Business; (ii) any damage, destruction, casualty, determination or other event to or affecting the Assets of Delta which has a material adverse effect on the Assets or the Business; or (iii) any Claims or Liens filed or threatened, against or affecting Delta or the Assets which, if adversely determined, is reasonably likely to have a material adverse effect on the Condition of the Business.

          (d) Company Required Consents. All Company Required Consents
              -------------------------
shall have been obtained.

          (e) Bank Indebtedness. The Bank shall have delivered to
              -----------------
Delta pay-off letters evidencing the repayment in full of all of Delta's obligations to the Bank. In addition, Purchaser shall have been provided evidence satisfactory to it of the filing of UCC-3 termination statements releasing all Liens in favor of the Bank.

          (f) Documentation. There shall have been delivered to
              -------------
Purchaser the following:

               (i) A certificate, dated the Closing Date, of the Stockholders confirming the matters set forth in Sections 5.3(a) and
(b).

               (ii) A certificate, dated the Closing Date, of a duly authorized executive officer of the Stockholders certifying, among other things, that attached or appended to such certificate (A) is a true and correct copy of the Certificate of Incorporation and By-laws (or comparable instruments) of Delta, and all amendments if any thereto as of the date thereof; (B) are the names of the directors and officers of Delta; (C) is a true copy of all corporate actions taken by the Board of Directors and the shareholders of Delta (which actions shall have been taken prior to the date of entering into this Agreement) to authorize the Contemplated Transactions; and (D) are the names and signatures of the duly elected or appointed officers of Delta who are authorized to execute and deliver this Agreement, the Transaction Documents to which is a party and any certificate, document or other instrument in connection herewith;

               (iii) True, correct and complete copies of all the Company Required Consents and Permits.

               (iv) The stock certificates representing the Purchased
Shares.

               (v) The resignations, dated on or before the Closing Date, of each director and officer of Delta and such trustees of Benefit Plans as may have been requested by Purchaser.

               (vi) A certificate, dated the Closing Date, executed by an executive officer of the Stockholders to the effect that as of the Closing Date, (A) the Major Customers remain as customers, (B) there has been no substantial reduction in the level of any Major Customer's purchases of Delta's services, and (C) the Stockholders have no knowledge or any indications that any Major Customer intends to substantially reduce its purchases of Delta's services.

               (vii) Possession and control of the Assets of Delta (including all corporate books, bank accounts, records and documents).

               (viii) A signed opinion of the Stockholders' counsel, dated the Closing Date, addressed to Purchaser, substantially in the form of opinion annexed as Exhibit B hereto.

               (ix) An executed Employment Agreement between each of the Stockholders and the Company.

               (x) A termination of the stockholders' agreement between the Stockholders and the Company.


                              ARTICLE VI

                              TERMINATION

     SECTION 6.1 TERMINATION. This Agreement may be terminated and the
                 -----------
Contemplated Transactions may be abandoned at any time prior to the
Closing:

          (a) [Intentionally Omitted].

          (b) By mutual written consent of the parties hereto, and after March 31, 1998, by an party hereto, if Closing has not occurred by that date and if failure to close is not the result of a breach of this Agreement or a willful failure to complete closing conditions by such party.

          (c) [Intentionally Omitted].

          (d) By the Stockholders if (i) there has been a material misrepresentation or breach of warranty on the part of Purchaser in the representations and warranties contained herein and such material misrepresentation or breach of warranty, if curable, is not cured within thirty (30) days after written notice thereof from the Stockholders, (ii) Purchaser has committed a material breach of any covenant imposed upon it hereunder and fails to cure such breach within thirty (30) days after written notice thereof from the Stockholders, or (iii) any condition to the Stockholders' obligations hereunder becomes incapable of fulfillment through no fault of the Stockholders and is not waived by the Stockholders.

          (e) By Purchaser if (i) there has been a material misrepresentation or breach of warranty on the part of the Stockholders in the representations and warranties contained herein and such material misrepresentation or breach of warranty, if curable, is not cured within thirty (30) days after written notice thereof from Purchaser, (ii) the Stockholders have committed a material breach of any covenant imposed upon it hereunder and fail to cure such breach within thirty (30) days after written notice thereof from Purchaser, or (iii) any condition to Purchaser's obligations hereunder becomes incapable of fulfillment through no fault of Purchaser and is not waived by Purchaser.

          (f) By Purchaser or by the Stockholders if there shall be any Law that makes consummation of the Contemplated Transactions illegal or otherwise prohibited or that materially adversely affects the Business, or if any Order enjoining Purchaser, the Stockholders or Delta from consummating the Contemplated Transactions is entered and such Order shall have become final and nonappealable.

     SECTION 6.2 EFFECT OF TERMINATION; RIGHT TO PROCEED. In the event
                 ---------------------------------------
that this Agreement shall be terminated pursuant to Section (b) or
(f), all further obligations of the parties under the Agreement shall terminate without further liability of any party hereunder (except with respect to Section 4.6, 4.8, 4.9 and 4.10 as provided below). The agreements contained in Sections 4.6, 4.8, 4.9 and 4.10 shall survive the termination hereof. In the event that a condition precedent to its obligation is not met, nothing contained herein shall be deemed to require any party to terminate this Agreement, rather than to waive such condition precedent and proceed with the Contemplated Transactions.

                              ARTICLE VII

                            INDEMNIFICATION

     SECTION 7.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. (a)
                 ------------------------------------------
Notwithstanding (i) any right of Purchaser fully to investigate the affairs of Delta, and (ii) any knowledge of facts determined or determinable by Purchaser to such investigation or right of investigation, Purchaser has the right to rely fully upon the representations, warranties, covenants and agreements of the Stockholders contained in this Agreement, or listed or disclosed on any Schedule hereto or in any instrument delivered in connection with or pursuant to any of the foregoing. All of such representations, warranties, covenants and agreements made by the Stockholders shall survive the execution and delivery of this Agreement and the Closing hereunder for the period of three (3) years.

          (b) All representations and warranties, covenants and agreements of Purchaser shall survive the execution and delivery of this Agreement and the Closing hereunder for the period of three (3) years.

     SECTION 7.2 OBLIGATION OF THE STOCKHOLDERS. Subject to the
                 ------------------------------
limitations set forth in Section 7.5, the Stockholders, jointly and severally, hereby agree to indemnify, defend and hold harmless Purchaser (and its directors, officers, employees, Affiliates, successors and assigns) from and against all Claims, losses, liabilities, damages, deficiencies, judgments, settlements, costs of investigation or other expenses (including interest, penalties and reasonable attorneys' fees and disbursements and expenses incurred in enforcing this indemnification or in any litigation between the parties or with third parties) (collectively, the "Losses") suffered
                                                   ------
or incurred by Purchaser or any of the foregoing persons arising out of (a) any breach of the representations, warranties, covenants and agreements of the Stockholders contained in this Agreement or in the Schedules or any Transaction Document, or (b) any Claim, including but not limited to, any Claim arising out of or relating to Environmental Laws, whether made before or after the date of this Agreement, or any litigation, proceeding or governmental investigation, including but not limited to, any Claim arising out of or relating to Environmental Laws, whether commenced before or after the date of this Agreement, arising out of the Business, or otherwise relating to the Stockholders or Delta, prior to the Closing, or otherwise arising out of any act or occurrence prior to, or any state or facts existing as of, the Closing (regardless of whether or not referred to on a Schedule to this Agreement or otherwise disclosed or known to Purchaser as of the Closing), or (c) any Taxes of the Stockholders or Delta (in the case of Delta only, attributable to the period prior to the Closing).

     SECTION 7.3 OBLIGATION OF PURCHASER TO INDEMNIFY. Purchaser
                 ------------------------------------
agrees to indemnify, defend and hold harmless the Stockholders from and against any Losses suffered by the Stockholders by reason of (a) any breach of the representations and warranties of Purchaser or of the covenants and agreements of Purchaser contained in this Agreement or in the Schedules or any Transaction Documents, or (b) the operation of Delta after the Closing.

     SECTION 7.4 NOTICE AND OPPORTUNITY TO DEFEND THIRD PARTY CLAIMS.
                 ---------------------------------------------------
(a) Promptly after receipt by any party hereto (the "Indemnitee") of
                                                     ----------
notice of any demand, claim, circumstance or Tax Audit which would or might give rise to a claim or the commencement (or threatened commencement) of any action, proceeding or investigation (an "Asserted
                                                              --------
Liability") that may result in a Loss, the Indemnitee shall give
---------
prompt notice thereof (the "Claims Notice") to the party or parties
                            -------------
obligated to provide indemnification pursuant to Section 7.2 or 7.3 (the "Indemnifying Party"). The Claims Notice shall describe the
      ------------------
Asserted Liability in reasonable detail and shall indicate the amount (estimated, if necessary, and to the extent feasible) of the Loss that has been or may be suffered by the Indemnitee.

          (b) The Indemnifying Party may elect to defend, at its own expense and with its own counsel, any Asserted Liability, unless (i) the Asserted Liability seeks an Order, injunction or other equitable or declaratory relief against the Indemnitee, or (ii) the Indemnitee shall have reasonably concluded that (x) there is a conflict of interest between the Indemnitee and the Indemnifying Party in the conduct of such defense, or (y) the Indemnitee shall have one or more defenses not available to the Indemnifying Party. If the Indemnifying Party elects to defend such Asserted Liability, it shall within thirty days (or sooner, if the nature of the Asserted Liability so requires) notify the Indemnitee of its intent to do so, and the Indemnitee shall cooperate, at the expense of the Indemnifying Party, in the defense of such Asserted Liability. If the Indemnifying Party elects not to defend the Asserted Liability, is not permitted to defend the Asserted Liability by reason of the first sentence of this Section 7.4(b), fails to notify the Indemnitee of its election as herein provided or contests its obligation to indemnify under this Agreement with respect to such Asserted Liability, the Indemnitee may pay, compromise or defend such Asserted Liability at the sole cost and expense of the Indemnifying Party. Notwithstanding the foregoing, neither the Indemnifying Party nor the Indemnitee may settle or compromise any claim over the reasonable written objection of the other, provided that the Indemnitee may settle or compromise any claim as to which the Indemnifying Party has failed to notify the Indemnitee of its election as herein provided or is contesting its indemnification obligations hereunder. In any event, the Indemnitee and the Indemnifying Party may participate, at their own expense, in the defense of such Asserted Liability. If the Indemnifying Party chooses to defend any Asserted Liability, the Indemnitee shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense. Any expenses of any Indemnitee for which indemnification is available hereunder shall be paid upon written demand therefor.

     SECTION 7.5 PAYMENT OF INDEMNIFICATION AMOUNTS.
                 ----------------------------------

          (a) Any payment pursuant to this Article VII shall be made not later than thirty (30) days after receipt by the Indemnifying Party of written notice from the Indemnitee stating that a Final Determination of any Loss has occurred, and the amount thereof and of the indemnity payment requested. WITHOUT LIMITING PURCHASER'S RIGHTS IN ANY WAY WHATSOEVER, THE STOCKHOLDERS GRANT TO PURCHASER THE RIGHT TO OFFSET FROM ANY AMOUNTS DUE STOCKHOLDERS PURSUANT TO THE DEFERRED PURCHASE PRICE PROVISIONS UNDER SECTIONS 1.1(ii)(B) AND (C) HEREOF, ANY PAYMENTS DUE FROM THE STOCKHOLDERS PURSUANT TO THIS ARTICLE VII.

          (b) The Stockholders' indemnity liability under this Agreement (i) shall not exceed the aggregate amount of the Purchase Price paid hereunder for any and all Losses asserted, or (ii) arise unless the cumulative total of such Losses exceeds $10,000 (and, in such event, shall attach only to the extent of such Losses in excess of $10,000).

     SECTION 7.6 ADJUSTMENT. It is the intent of the parties that any
                 ----------
amounts paid under Sections 7.2 or 7.3 shall represent an adjustment of the Purchase Price and the parties will report such payments consistent with such intent. Nevertheless, if any payment pursuant to
Section 7.2 or 7.3 hereof would be treated by any Tax Authority as other than a Purchase Price adjustment and would, on that basis, be includable in the gross income of the Indemnitee that is reported to such Tax Authority, then such payment shall be increased by the amount necessary so that the Indemnitee is fully and completely indemnified on an after-tax basis.


                             ARTICLE VIII

                             MISCELLANEOUS

     SECTION 8.1 NOTICES. (a) Any notice or other communication
                 -------
required or permitted hereunder shall be in writing and shall be delivered personally by hand or by recognized overnight courier or mailed (by registered or certified mail, postage prepaid) as follows:

                   (i)  If to Purchaser, one copy to:

                        Paramount Financial Corporation
                        One Jericho Plaza
                        Jericho, New York 11753
                        Attention:  Jeff Nortman, Co-Chief Executive Officer

                        with a simultaneous copy to:

                        Reid & Priest LLP
                        40 West 57th Street
                        New York, New York 10019
                        Attention:  Danal F. Abrams, Esq.

                  (ii) If to the Stockholders, one copy to:

                        Mr. Lawrence P. Kagan
                        29 Lorijean Lane
                        East Northport, New York 11731

                        and

                        Mr. Steven Lippel
                        84 Dalton Street
                        Long Beach, New York 11561

                        with a simultaneous copy to:

                        Rubin, Bailin, Ortoli, Mayer, Baker &
                          Fry LLP
                        405 Park Avenue
                        New York, New York 10022
                        Attention:  Paul H. Pincus, Esq.

          (b) Each such notice or other communication shall be effective when delivered at the address specified in Section 8.1(a). Any party by notice given in accordance with this Section 8.1 to the other party may designate another address (or telecopier number) or person for receipt of notices hereunder. Notices by a party may be given by counsel to such party.

     SECTION 8.2 ENTIRE AGREEMENT. This Agreement (including the
                 ----------------
Schedules and Exhibits hereto) and the collateral agreements executed in connection with the consummation of the Contemplated Transactions contain the entire agreement between the parties with respect to the subject matter hereof and related transactions and supersede all prior agreements, written or oral, with respect thereto.

     SECTION 8.3 WAIVERS AND AMENDMENTS; NON-CONTRACTUAL REMEDIES;
                 ------------------------------------------------
PRESERVATION OF REMEDIES. This Agreement may be amended, superseded,
------------------------
canceled, renewed or extended only by a written instrument signed by the parties hereto. The provisions hereof may be waived in writing by the parties hereto. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. Except as otherwise provided herein, the rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

     SECTION 8.4 GOVERNING LAW. This Agreement shall be governed and
                 -------------
construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State, without regard to the conflict of laws rules thereof.

     SECTION 8.5 ARBITRATION. Any disputes relating to or arising out
                 -----------
of this Agreement shall be determined by arbitration in the County of New York, State of New York, in accordance with the then prevailing Commercial Arbitration rules of the American Arbitration Association. The award rendered by the arbitrator(s) shall be final and binding and judgment may be entered thereon in any court of competent jurisdiction.

     SECTION 8.6 BINDING EFFECT; NO ASSIGNMENT. This Agreement and all
                 -----------------------------
of its provisions, rights and obligations shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. This Agreement may not be assigned (including by operation of Law) by a party without the express written consent of Purchaser (in the case of assignment by the Stockholders) or of the Stockholders (in the case of assignment by Purchaser) and any purported assignment, unless so consented to, shall be void and without effect. Nothing herein express or implied is intended or shall be construed to confer upon or to give anyone other than the parties hereto and their respective heirs, legal representatives and successors any rights or benefits under or by reason of this Agreement and no other party shall have any right to enforce any of the provisions of this Agreement.

     SECTION 8.7 EXHIBITS. All Exhibits and Schedules attached hereto
                 --------
are hereby incorporated by reference into, and made a part of, this Agreement.

     SECTION 8.8 SEVERABILITY. If any provision of this Agreement for
                 ------------
any reason shall be held to be illegal, invalid or unenforceable, such illegality shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such illegal, invalid or unenforceable provision had never been included herein.

     SECTION 8.9 COUNTERPARTS. The Agreement may be executed in any
                 ------------
number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.


                              ARTICLE IX

                              DEFINITIONS

     SECTION 9.1 DEFINITIONS. (a) The following terms, as used herein,
                 -----------
have the following meanings:

     "Affiliate" of any person means any other person directly or
      ---------
indirectly through one or more intermediary persons, controlling, controlled by or under common control with such person.

     "Agreement" or "this Agreement" means, and the words "herein",
      ---------      --------------                        ------
"hereof" and "hereunder" and words of similar import refers to, this
 ------       ---------
agreement as it from time to time may be amended.

     "Assets" means properties, rights, interests and assets of every
      ------
kind, real, personal or mixed, tangible and intangible, used or usable in the Business.

     "Certificate of Incorporation" means, in the case of any
      ----------------------------
corporation, the certificate of incorporation, articles of incorporation or charter of a corporation, howsoever denominated under the laws of the jurisdiction of its incorporation.

     "Company Debt" means (i) money borrowed by Delta from any person;
      ------------
(ii) any indebtedness of Delta arising under leases required to be capitalized under GAAP or evidenced by a note, bond, debenture or similar instrument; (iii) any indebtedness of Delta arising under purchase money obligations or representing the deferred purchase price of property and services (other than current trade payables incurred in the ordinary course of the Business); and (iv) any Liability of Delta under any guaranty, letter of credit, performance credit or other agreement having the effect of assuring a creditor against loss.

     "Contract" means any contract, agreement, indenture, note, bond,
      --------
lease, conditional sale contract, mortgage, license, franchise, instrument, commitment or other binding arrangement, whether written or oral.

     "Code" means the Internal Revenue Code of 1986, as amended.
      ----

     The term "control", with respect to any person, means the power
               -------
to direct the management and policies of such person, directly or indirectly, by or through stock ownership, agency or otherwise, or pursuant to or in connection with an agreement, arrangement or understanding (written or oral) with one or more other persons by or through stock ownership, agency or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the
 -----------       ----------
foregoing.

     "Environmental Laws" means any and all Laws (including common
      ------------------
law), Orders, Permits, agreements or any other requirement or restriction promulgated, imposed, enacted or issued by any federal, state, local and/or foreign Governmental Bodies relating to human health or the environment, including the emission, discharge or Release of pollutants, contaminants, Hazardous Substances or wastes into the environment (which includes, without limitation, ambient air, surface water, ground water, or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

     "Environmental Permits" with respect to Delta means those Permits
      ---------------------
required to be obtained by Delta under Environmental Laws in connection with the Business or the use and operation of the Assets owned or leased by them.

     "ERISA" means the Employee Retirement Income Security Act of
      -----
1974, as amended.

     "Final Determination" means (i) with respect to United States
      -------------------
federal income Taxes, a "determination" as defined in Section 1313(a) of the Code or execution of an Internal Revenue Service Form 870AD;
(ii) with respect to Taxes other than United States federal income Taxes and any final determination of liability in respect of a Tax provided for under applicable law, and shall include the payment of Tax by Purchaser or Delta, whichever is responsible for payment of such Tax under applicable law, with respect to any item disallowed by a Taxing authority, provided that the other party is notified that Purchaser or Delta, whichever is responsible, determines that no action should be taken to recoup such disallowed item, and such other party agrees with such determination; and (iii) any final determination of liability in respect of a Loss provided for under applicable law.

     "Forfeiture Event" means any of the following which results in
      ----------------
the termination of a Stockholder's Employment Agreement: (i) a conviction of, a plea of nolo contendere, a guilty plea or confession
                         ---- ----------
by the Stockholder to an act of fraud, misappropriation or embezzlement or to another felony relating to the Company; (ii) the commission of a fraudulent act or practice by the Stockholder affecting the Company; (iii) the willful misconduct by the Stockholder that materially adversely affects the Company; and (iv) the material breach by the Stockholder of sections 6 or 7 of his Employment Agreement.

     "GAAP" means generally accepted accounting principles in effect
      ----
on the date hereof as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States.

     "Hazardous Substances" means any dangerous, toxic, radioactive,
      --------------------
caustic or otherwise hazardous material, pollutant, contaminant, chemical, waste or substance defined, listed or described as any of such in or governed by any Environmental Law, including but not limited to, urea-formaldehyde, polychlorinated biphenyls, asbestos or asbestos-containing materials, radon, explosives, known carcinogens, petroleum and its derivatives, petroleum products, or any substance which might cause any injury to human health or safety or to the environment or might subject the owner or operator of the Real Property to any Regulatory Actions or Claims.

     "IRS" means the United States Internal Revenue Service.
      ---

     The term "knowledge" with respect to (a) any individual means
               ---------
actual knowledge, and (b) any corporation means the actual knowledge of the directors or the executive officers of such corporation; and "knows" has a correlative meaning.
 -----

     "Liability" means any direct or indirect indebtedness, liability,
      ---------
assessment, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, actual or potential, contingent or otherwise (including any liability under any guaranties, letters of credit, performance credits or with respect to insurance loss accruals).

     "Lien" means, with respect to any Asset, any mortgage, lien
      ----
(including mechanics, warehousemen, laborers and landlords liens), claim, pledge, charge, security interest, preemptive right, right of first refusal, option, judgment, title defect or encumbrance of any kind in respect of or affecting such Asset.

     The term "person" means an individual, corporation, partnership,
               ------
joint venture, association, trust, unincorporated organization or other entity, including a government or political subdivision or an agency or instrumentality thereof.

     "Prime Rate" means the rate of interest per annum publicly
      ----------
announced from time to time by Citibank, N.A. as its prime rate in effect at its principal office in New York.

     "Receivables" means as of any date any trade accounts receivable,
      -----------
notes receivable, sales representative advances and other miscellaneous receivables of Delta arising in the ordinary course of the Business.

     "Regulatory Actions" means any claim, demand, action, suit or
      ------------------
proceeding brought or instigated by any Governmental Body in connection with any Environmental Law, including, without limitation, civil, criminal and/or administrative proceedings, whether or not seeking costs, damages, penalties or expenses.

     "Release" means the intentional or unintentional, spilling,
      -------
leaking, disposing, discharging or disturbance of, or emitting, depositing, injecting, leaching, escaping or any other release or threatened release, however defined, of any Hazardous Substance.

     "Tax" (including, with correlative meaning, the terms "Taxes" and
      ---                                                   -----
"Taxable") means (i) any net income, gross income, gross receipts,
 -------
sales, use, ad valorem, transfer, transfer gains, franchise, profits, license, withholding, payroll, employment, social security (or similar), unemployment, disability, excise, severance, stamp, rent, recording, registration, occupation, premium, real or personal property, intangibles, environmental (including taxes under Code ss.59A) or windfall profits tax, alternative or add-on minimum tax, capital stock, customs duty or other tax, fee, duty, levy, impost, assessment or charge of any kind whatsoever (including but not limited to taxes assessed to real property and water and sewer rents relating thereto), together with any interest and any fine, penalty, addition to tax or additional amount or deductions imposed by any Governmental Body (domestic or foreign) (a "Tax Authority") responsible for the
                               -------------
imposition of any such tax, whether disputed or not, including any liability arising under any tax sharing agreement, with respect to Delta, the Business or the Assets; (ii) any liability for the payment of any amount of the type described in the immediately preceding clause (i) as a result of Delta being a member of an affiliated or combined group with any other corporation at any time on or prior to the Closing Date; and (iii) any liability of Delta for the payment of any amounts of the type described in the immediately preceding clause
(i) as a result of a contractual obligation to indemnify any other person.

     "Tax Return" means any return or report (including elections,
      ----------
declarations, disclosures, schedules, attachments, estimates and information returns) relating to Taxes required to be supplied to any Tax Authority, and including any amendment thereof.

     "Transaction Documents" means, collectively, this Agreement, and
      ---------------------
each of the other agreements and instruments to be executed and delivered by all or some of the parties hereto in connection with the consummation of the transactions contemplated hereby.

     The term "voting power" when used with reference to the capital
               ------------
stock of, or units of equity interests in, any person means the power under ordinary circumstances (and not merely upon the happening of a contingency) to vote in the election of directors of such person (if such person is a corporation) or to participate in the management and control of such person (if such person is not a corporation).

     (b) The following additional terms are defined in the following sections of this Agreement:

        TERM                                              SECTION
        ----                                              -------

        Acquisition                                       Recital
        Annual Statements                                 2.5
        Asserted Liability                                7.4(a)
        Bank                                              5.2(e)
        Business                                          Recital
        Claims                                            2.13
        Claims Notice                                     7.4(a)
        Closing                                           1.3
        Closing Date                                      1.3
        Closing Date Balance Sheet                        1.2(b)
        Closing Net Worth                                 1.2(a)
        Company Required Consents                         2.3
        Condition of the Business                         2.9(a)
        Contemplated Transactions                         Recital
        Delta                                             Recital
        Employment Agreements                             Recital
        Governmental Bodies                               2.18
        Gross Profit                                      1.1(ii)
        Indemnifying Party                                7.4(a)
        Indemnitee                                        7.4(a)
        Insurance Policies                                2.17
        Intellectual Property Rights                      2.12
        Latest Balance Sheet                              2.5
        Latest Balance Sheet Date                         2.5
        Laws                                              2.18
        Losses                                            7.2
        Major Customers                                   2.21
        Orders                                            2.18
        Permits                                           2.19
        Purchase Price                                    1.1
        Purchased Shares                                  1.1
        Purchaser                                         Recital
        Representatives                                   4.2(a)
        Resolving Accounting Firm                         1.2(d)
        Stockholder/Stockholders                          Recital
        Tax Audit                                         2.14(a)
        Tax Deficiency                                    2.14(a)

     SECTION 9.2 INTERPRETATION. Unless the context otherwise
                 --------------
requires, the terms defined in Section 9.1 shall have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms defined herein. All accounting terms defined in Section 9.1, and those accounting terms used in this Agreement not defined in Section 9.1, except as otherwise expressly provided herein, shall have the meanings customarily given thereto in accordance with GAAP. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.


                                  PARAMOUNT FINANCIAL CORPORATION


                                  By: /s/ Jeffrey Nortman
                                     ---------------------------------
                                     Name: Jeffrey Nortman
                                     Title: Co-Chief Executive Officer


                                    /s/ Lawrence P. Kagan
                                  ---------------------------------
                                  Lawrence P. Kagan


                                    /s/ Steven Lippel
                                  ---------------------------------
                                  Steven Lippel